DIRECTORSHIP AGREEMENT

                  This DIRECTORSHIP AGREEMENT is made and entered into on 13th day of October, 2000, by and between Net2Wireless Corporation, with its principal office at 10 Ha'amal Street, Afek Park, Rosh Ha'ayin 48092, Israel (the "Company") and Ben-Zion Weiner (the "Director").

                  WHEREAS, the Company is engaged in the development, production and marketing of certain products, systems and services in the area of wireless computing and telephony; and

                  WHEREAS, the Company desires to appoint the Director as a Director of the Company, and the Director agrees to be appointed as a Director of the company;

                  In consideration of the covenants, promises and conditions herein contained, and for other consideration as hereinafter described, the parties hereto agree as follows:

         1. Retention as a Director . The Company hereby undertakes to appoint the Director as a Director of the Company, and the Director hereby agrees to be appointed as a Director of the company, in accordance with the terms and conditions set forth herein.

         2. Term The term of this Agreement shall commence on October 15, 2000 and shall expire on October 15, 2003 (the " Term").

         3. Duties. During the term of this agreement, the Director shall serve as a member of the Board of Directors ("the Board"). The Company acknowledges and consents to the fact, that the Director serves and/or will serve, in future, as a director of other companies and/or legal entities, other than the Company. While the Director shall not be required to work on a full-time basis, the Director shall devote such time and energies to the performance of his duties hereunder as are reasonably necessary to fulfill its obligations hereunder. In performing its services and duties for the Company, the Director shall at all times comply with the policies of, and be subject to the direction of the Company and applicable law. In particular, the Director shall comply with all laws applicable to the Company and with all rules and regulations of the Securities and Exchange Commission. Finally, the Director hereby confirms that he is not subject to any "statutory disqualification" within the meaning of
Section 3(a)(39) of the Securities Exchange Act of 1934, as amended.

         4.       Option Grant.

                  In return for the Director's consent to be appointed as a Director of the Company the Director shall receive options to purchase shares of Common Stock of the Corporation, ("the Option") as provided under the Stock Option Agreement, attached hereto as Appendix A.

                  For the avoidance of any doubt, the parties hereby confirm, that the Company has given the Director, the option under this agreement, solely as an incentive to agree to serve as a Director and the Chairman of the Board, and that the option shall, in no way, constitute payment for the execution of Director's duties under this agreement. The option will become vested immediately, and shall remain exercisable throughout the term as defined in Appendix A, regardless of the term of this agreement and/or the termination of Director's appointment as Director.

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         5. Director shall not receive any salary, payment or compensation from the company, for the execution of his duties under this agreement. The company will reimburse Director for reasonable expenses incurred by Director in the execution of his duties under this agreement.

         6. Covenants of the Director . The Director represents and warrants the following:

                  (i) that he is not under any contractual, other restriction or obligation which conflicts with, or is otherwise inconsistent with its duties hereunder or the Company 's rights hereunder;

                  (ii) that he agrees that all Confidential Information (as defined in Section 7) that is received by him or by his representatives or on behalf of him, from the Company or its representatives, regarding the Company or its services, in connection with this Agreement, is the sole property of the Company and shall be used by the Director only in accordance with the terms and provisions of the Agreement, and that all services, documentation and intellectual property created by or for the Director with regard thereto shall be the exclusive property of and shall vest solely in the Company; with respect to the foregoing, all Confidential Information (as defined in Section 7) received by or created by or for the Director with regard thereto shall be the exclusive property of and shall vest solely in the Company; with respect to the foregoing, all Confidential Information (as defined below) received by or created by the Director shall be disclosed to the Company immediately upon request. The Company hereby confirms that it shall not be considered a breach of this Agreement to the extent that such Confidential Information has otherwise become publicly available (other than by reason of Director 's breach of this Agreement or under any other obligations owed by him to the Company ), where Director receives information through a third party who Director does not reasonably know to have breached a confidentiality obligation to the Company, where required by law, or where permitted by agreement of the parties;

                  (iii) he is acquiring the options under this Agreement for his own account for investment; he acknowledges that it is able to bear the financial risks associated with an investment in the options under this Agreement; he is an "accredited investor" as that term is defined in Regulation D promulgated under the U.S. Securities Act of 1933, as amended; and he is capable of evaluating the risks and the merits of the investment in the options by virtue of his experience as an investor and his knowledge, experience and sophistication in the financial and business matters and is capable of bearing the entire loss of the investment in the options.

         7. Disclosure of Information. The Director acknowledges that during the course of his involvement in the Company 's activities or otherwise, it and its representatives will obtain or have access to confidential information concerning the Company 's businesses, strategies, operations, financial affairs, organizational and personnel matters, policies, procedures and other non-public matters, or concerning those of third parties, including Intellectual Property (as defined below). Such information ("Confidential Information") may be provided in written or electronic form or orally. In consideration of, and as a condition to, access to Confidential Information, and without prejudice to or limitation of any other confidentiality obligations imposed by agreement or by law, the Director hereby undertakes to use and protect Confidential Information in accordance with any restrictions placed on its use or disclosure. Without limiting the foregoing, except as authorized by the Company , as required by law, to the extent that such information has otherwise become publicly available (other than by reason of its default under

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this Agreement or under any other obligation owed by it to the Company ) or where Director receives information through a third party who Director does not reasonable know to have breached a confidentiality obligation to the Company, the Director may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form without the prior consent of the Company. The foregoing obligations will survive, and remain binding and enforceable during the term of this agreement Period and for a period of two (2) years after the Expiration Date or the Termination Date (as each is defined below) notwithstanding any termination of the Director 's service with the Company and any settlement of the financial rights and obligations arising from its service with the Company. Upon the earlier of the after the expiration of this Consultation Agreement, pursuant to section 2 above, or the termination of this Agreement, pursuant to Section 8 below, the Director agrees to return any and all Confidential Information received during the term of this agreement .

                  "Intellectual Property" includes, but is not limited to, client lists, customer lists, strategies and methods, techniques, computer technology, technological research, software programs, vendors, lists, corporate financial information, customer and trader accounts' financial information and business affiliate lists.

         8. Termination. Each party shall have the right to terminate this Agreement at any time and for any reason upon one (1) month prior Notice (as defined below) given to the other party. Termination under this Section shall not relieve the parties of their obligations under Sections 4, 6(ii) and 7 of this Agreement which shall each survive termination of this Agreement. Upon termination, all options under this agreement shall remain exercisable in accordance with the terms of Appendix A for remainder or term.

         9.       Indemnification & Insurance Coverage

                  9.1 Throughout the term of the Agreement and for the period of six (6) years thereafter, the company will maintain an Officers and Directors Insurance policy for the Director, and other insurance coverage on substantially the same terms and levels that it provides to the Company's senior Executive Officers, at the company's sole expense. This insurance shall cover any and all actions committed and/or omitted by the Director, in his capacity as Director, commencing on the appointment of Director as a Director of the company .

                  9.2 Director is not and shall not be liable to the Company for any losses, claims, damages or liabilities arising from his appointment as Director and/or any action and/or failure to act in his capacity as Director or from any act or omission performed or omitted by Director, except for any losses, claims, damages or liabilities primarily attributable to such Director's fraud, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  9.3 The Company, to the fullest extent permitted by applicable law, indemnifies and holds Director harmless (and his respective successors and assigns) against any losses, claims, damages, liabilities, costs or expenses (including legal fees, judgements and amounts paid in settlement) to which the Director may become subject (i) by reason of having been a Director to the Company or (ii) in connection with any matter arising out of or in connection with this Agreement, unless a court of competent jurisdiction, in a judgement that has become final and that is no longer subject to appeal or review, determines that any such loss, claim, damage, liability, cost or expense is primarily attributable to Director's fraud, gross

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negligence or willful misconduct. If Director becomes involved in any capacity in any action, proceeding or investigation by reason of being or having been a Director or in connection with any matter arising out of or in connection with this Agreement, the Company will periodically reimburse the Director for its legal or other expenses( including the cost of any investigation and preparation) incurred in connection therewith; provided that Director promptly repays to the Company the amount of any such reimbursed expenses paid to it to the extent that it is ultimately determined that Director is not entitled to be indemnified by the Company in connection with such action, proceeding or investigation as provided in the exception contained in the immediately preceding sentence. If for any reason (other than the fraud, gross negligence or willful misconduct of Director) the foregoing indemnification is unavailable to Director, or is insufficient to hold it harmless, then the Company must, to the fullest extent permitted by law, contribute to the amount paid or payable by the Director as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Director on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

         10. Miscellaneous. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings, with respect to its subject matter. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. No failure or delay by either party in exercising any right, option, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, option, power or privilege. This Agreement can be changed, waived or terminated only by a writing signed by both the Director and the Company.

         11. Assignment. This Agreement may not be assigned in whole or in part by the Director . This Agreement shall be assignable by the Company to any of its subsidiaries or affiliates and may be reassigned by such subsidiary or affiliate to the Company; provided that each such assignee shall agree in writing to assume all obligations of the Company hereunder, and provided further that no assignment shall be made without the prior consent of both parties. This Agreement shall inure to the benefit and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the parties hereto.

         11. Notices. Any payment, notice or other written communication (a "Notice") may be given by facsimile, first class mail, postage pre-paid or by courier to the mailing address or facsimile numbers set forth above, or to such other addresses or facsimile numbers as either party may designate by notice, similarly given to the other party. Notices shall be deemed to have been sufficiently made or given: (i) fourteen (14) days after being dispatched by mail, postage pre-paid, (ii) seven (7) days after delivery to an air courier company or (iii) within five (5) days of the receipt of a facsimile transmission communication sheet.

         12. Governing Law. This Agreement shall be governed by, and construed under and in accordance with, the laws of the State of New York, without reference to principles relating to conflicts of laws.

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                  IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                                     NET2WIRELESS CORPORATION

                                                     By: /s/ Nechemia Davidson
                                                     ---------------------------
                                                     Name:  Nechemia Davidson
                                                     Title: CEO

                                                     /s/ Ben-Zion Weiner
                                                     ---------------------------
                                                     BEN-ZION WEINER

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